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                                                                    Exhibit 99.2

Exhibit 99.2 Unaudited category sales and unaudited customer transactions

                           DOLLAR GENERAL CORPORATION
                            UNAUDITED CATEGORY SALES
                        For the Four Week Calendar Period

                                                                      --- For the Four Weeks Ended ---
                                   Estimated Same-Stores         November 30, 2001         November 24, 2000
                                           % Chg                     Sales Mix                 Sales Mix
                                           -----                     ---------                 ---------
   Highly Consumable                        8%                          53%                       53%
   Hardware and Seasonal                    11%                         22%                       18%
   Basic Clothing                          -15%                         11%                       13%
   Home Products                            -8%                         15%                       16%
                                            ---                         ---                       ---
     TOTAL                                 2.8%                         100%                     100%

   Hardlines                                5%                          86%                       84%
   Softlines                               -11%                         14%                       16%
                                           ----                         ---                       ---
     TOTAL                                 2.8%                         100%                     100%


                           DOLLAR GENERAL CORPORATION
                         UNAUDITED CUSTOMER TRANSACTIONS
                                  Total-Stores
                         For the Four-Week Fiscal Period

                              --- For the Four Weeks Ended ---
                                           % Chg
Same-Store Sales                           20.5%
Customer Transactions                       18%
Average Customer Purchase                   2%